EXHIBIT 21

LIST OF SUBSIDIARIES OF INTERNATIONAL FLAVORS & FRAGRANCES INC.

Name of Entity	Country
International Flavors & Fragrances SRL	Argentina
Bush Boake Allen Australia Pty Ltd	Australia
IFF Australia Holdings Pty Ltd	Australia
International Flavours & Fragrances (Australia) Pty Ltd	Australia
Alva Insurance Ltd	Bermuda
I.F.F. Essencias e Fragrancias Ltda.	Brazil
Bush Boake Allen Industria E Commercial do Brasil Limitada	Brazil
International Flavors & Fragrances I.F.F. (Canada) Ltd.	Canada
Bush Boake Allen (Chile) S.A.	Chile
IFF Sabores y Fragancias de Chile Ltda.	Chile
International Flavors & Fragrances I.F.F. (Chile) Limitada	Chile
International Flavors & Fragrances (Hangzhou) Co. Ltd1	China
IFF Flavors & Fragrances (Hangzhou) Trading Co.	China
International Flavors & Fragrances (Zhejiang) Co., Ltd.	China
International Flavors & Fragrances (China) Ltd.	China
Sabores y Fragancias S.A.	Colombia
International Flavors & Fragrances (Middle East) FZ-LLC	Dubai
Misr Co. for Aromatic Products (MARP) S.A.E.	Egypt
International Flavors & Fragrances I.F.F. (France) SAS	France
International Flavors & Fragrances I.F.F. (Deutschland) G.m.b.H.	Germany
IFF Worldwide (Gibraltar) Limited	Gibraltar
IFF (Gibraltar) Holdings	Gibraltar
International Flavors & Fragrances (Hong Kong) Limited	Hong Kong
Essence Scientific Research Private Limited	India
Fragrance Holdings Private Limited	India
International Flavours & Fragrances India Private Limited2	India
P.T. Essence Indonesia	Indonesia
IFF Capital Services Ltd.	Ireland
IFF Financial Services Ltd.	Ireland
Irish Flavours and Fragrances Limited	Ireland
Aromatics Holdings Limited	Ireland
International Flavors & Fragrances Irish Acquisition Company Limited	Ireland
Aromor Flavor & Fragrances Ltd.	Israel
BKF Vision Ltd.	Israel
K-Vision Consulting and Investments Ltd.	Israel
M.P. Equity Holdings Ltd.	Israel
International Flavors & Fragrances I.F.F. (Israel) Ltd.	Israel
International Flavors & Fragrances I.F.F. (Italia) S.r.l.	Italy
Bush Boake Allen (Jamaica) Limited3	Jamaica
International Flavors & Fragrances (Japan) Ltd.	Japan
IFF (Korea) Inc.	Korea
IFF (Gibraltar) Holdings (Luxembourg) SCS	Luxembourg
International Flavors & Fragrances (Luxembourg) S.a.r.l.	Luxembourg
International Flavors & Fragrances Ardenne S.a.r.l.	Luxembourg
International Flavours & Fragrances (Mauritius) Ltd.	Mauritius
_______________________

1	90% of the voting stock of International Flavors & Fragrances (Hangzhou) Co. Ltd., is owned, directly or indirectly, by the Company.

2	93.36% of the voting stock of International Flavours & Fragrances (India) Limited is owned, directly or indirectly, by the Company.

3	70% of the voting stock of Bush Boake Allen (Jamaica) Limited is owned, directly or indirectly, by the Company.

Bush Boake Allen Controladora S.A. de C.V.	Mexico
IFF Mexico Manufactura S.A. de C.V.	Mexico
International Flavors & Fragrances (Mexico) S. de R.L. de C.V.	Mexico
Bush Boake Allen Benelux B.V.	Netherland
International Flavors & Fragrances (Nederland) Holding B.V.	Netherland
International Flavors & Fragrances I.F.F. (Nederland) B.V.	Netherland
IFF Luxar C.V.	Netherland
International Flavours & Fragrances (NZ) Ltd	New Zealand
Bush Boake Allen (NZ) Ltd	New Zealand
International Flavors & Fragrances (Philippines), Inc.	Philippines
International Flavors & Fragrances (Poland) Sp.z.o.o.	Poland
International Flavors & Fragrances (Greater Asia) Pte Ltd	Singapore
International Flavors & Fragrances (Asia Pacific) Pte Ltd	Singapore
International Flavors & Fragrances I.F.F. (S.A.) (Pty) Ltd.	South Africa
International Flavors & Fragrances I.F. F. (Espana) S.A.	Spain
IFF Latin American Holdings (Espana) S.L.	Spain
IFF - Benicarlo S.L.	Spain
International Flavors & Fragrances I.F.F. (Norden) AB	Sweden
International Flavors & Fragrances I.F.F. (Switzerland) A.G.	Switzerland
International Flavours & Fragrances (Thailand) Ltd.	Thailand
IFF Aroma Esans Sanayi Ve Ticaret A.S.	Turkey
A. Boake, Roberts And Company (Holding), Limited	England
International Flavours & Fragrances (CIL) Limited	England
Bush Boake Allen Enterprises Ltd.	England
Bush Boake Allen Limited	England
Bush Boake Allen (Pension Trustees) Limited	England
Bush Boake Allen Pension Investments Limited	England
Bush Boake Allen Holdings (U.K.) Limited	England
IFF Augusta Limited	England
IFF Augusta II Limited	England
International Flavours & Fragrances (GB) Holdings Limited	England
International Flavours & Fragrances I.F.F. (Great Britain) Ltd.	England
Asian Investments, Inc.	Delaware
Bush Boake Allen Inc.	Virginia
IFF Chemical Holdings Inc.	Delaware
IFF International Inc.	New York
IFF Augusta Holdings LLC	Delaware
Aromor Flavors & Fragrances Inc.	Delaware
International Flavors & Fragrances (Caribe) Inc.	Delaware
IFF Delaware Holdings, LLC	Delaware
van Ameringen-Haebler, Inc.	New York
Fragrances Ingredients Holdings Inc.	Delaware
Bush Boake Allen Zimbabwe (Private) Limited	Zimbabwe
International Flavors & Fragrances (Zimbabwe) (Private) Ltd.	Zimbabwe

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